Exhibit 22

         Subsidiaries of  Hilb, Rogal and Hamilton Company

          Name of Subsidiary
State/Province of Incorporation

The Burton Company                                        Connecticut

Clover Insurance Agency, Inc.                             California

S. H. Gow & Company, Inc. (three locations)               Delaware

Hilb, Rogal and Hamilton Company of Canada, Limited
  (five locations)                                        Manitoba,Canada

Hilb, Rogal and Hamilton Company of Alabama, Inc.
  (three locations)                                       Alabama

Hilb, Rogal and Hamilton Company of Arizona
  (four locations)                                        Arizona

Hilb, Rogal and Hamilton Company of Atlanta, Inc.         Georgia

Hilb, Rogal and Hamilton Company of Baltimore             Maryland

Hilb, Rogal and Hamilton Insurance Services of            California
  Central California, Inc. (three locations)

HRH Insurance Services of the Coachella Valley, Inc.      California

Hilb, Rogal and Hamilton Company of Daytona Beach, Inc.   Florida

Hilb, Rogal and Hamilton Company of Denver                Colorado

Hilb, Rogal and Hamilton Company of the District
  of Columbia                                             Delaware

Hilb, Rogal and Hamilton Company of Fort Lauderdale       Florida

Hilb, Rogal and Hamilton Company of Fort Myers            Florida

Hilb, Rogal and Hamilton Company of
  Gainesville, Florida, Inc.                              Florida

Hilb, Rogal and Hamilton Company of Gainesville, Georgia  Georgia

Hilb, Rogal and Hamilton Company of Grand Rapids          Michigan

Hilb, Rogal and Hamilton International, LTD.              Virginia

Hilb, Rogal and Hamilton Company of Louisiana             Louisiana

HRH of Northern California Insurance Services, Inc.       California
   (five locations)

Hilb, Rogal and Hamilton Company of Oklahoma              Oklahoma

Hilb, Rogal and Hamilton Insurance Services of
  Orange County, Inc.                                     California

Hilb, Rogal and Hamilton Company of Orlando               Florida

Hilb, Rogal and Hamilton Company of Pittsburgh, Inc.      Pennsylvania
  (two locations)

Hilb, Rogal and Hamilton Company of Port Huron            Michigan
  (two locations)

Hilb, Rogal and Hamilton Company of the Quad Cities
  (two locations)                                         Illinois

Hilb, Rogal and Hamilton Realty Company                   Delaware

Hilb, Rogal and Hamilton Company of Savannah, Inc.        Georgia

Hilb, Rogal and Hamilton Company of St. Simons Island     Georgia

Hilb, Rogal and Hamilton Resource Group, Ltd.             Virginia

Hilb, Rogal and Hamilton Company of Tampa Bay, Inc.       Florida

Hilb, Rogal and Hamilton Company of Texas (ten locations) Texas

Hilb, Rogal and Hamilton Company of Virginia
  (four locations)                                        Virginia

Insurance Management Incorporated (six locations)         Connecticut


     Each of the above subsidiaries is 100% owned by the registrant.